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                          VAN KAMPEN EQUITY GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 -- DECEMBER 31, 2009

                                                                  Amount of     % of     % of
                                       Offering       Total        Shares     Offering   Funds
    Security      Purchase/   Size of  Price of     Amount of     Purchased  Purchased   Total
   Purchased     Trade Date  Offering   Shares      Offering       By Fund    By Fund   Assets       Brokers        Purchased From
---------------  ----------  --------  --------  --------------  ----------  ---------  ------   ---------------  ------------------
  A123 Systems    09/23//09      -      $13.50   $   28,180,501  $   97,280    0.345%     0.37%  Morgan           Goldman Sachs
     Inc.                                                                                        Stanley &
                                                                                                 Co.
                                                                                                 Incorporated,
                                                                                                 Goldman,
                                                                                                 Sachs & Co.,
                                                                                                 Merrill
                                                                                                 Lynch,
                                                                                                 Pierce,
                                                                                                 Fenner &
                                                                                                 Smith,
                                                                                                 Incorporated,
                                                                                                 Deutsche
                                                                                                 Bank
                                                                                                 Securities
                                                                                                 Inc., Lazard
                                                                                                 Capital
                                                                                                 Markets LLC,
                                                                                                 Pacific
                                                                                                 Crest
                                                                                                 Securities

Wynn Macau Ltd.    09/30/09      -      $10.08   $1,250,000,000  $2,090,000    0.167%     0.19%  J.P. Morgan,     UBS Securities
                                          HKD                                                    Morgan
                                                                                                 Stanley &
                                                                                                 Co.
                                                                                                 Incorporated,
                                                                                                 UBS
                                                                                                 Securities,
                                                                                                 BofA Merrill
                                                                                                 Lynch,
                                                                                                 Deutsche
                                                                                                 Bank, ABN
                                                                                                 AMRO, BNP
                                                                                                 Paribas,
                                                                                                 CLSA, Guoco
                                                                                                 Capital
                                                                                                 Limited

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
    Verisk         10/06/09      -      $22.00   $    8,525,000  $   61,363    0.720%     0.39%  Merrill         Merrill Lynch
 Analytics Inc.                                                                                  Lynch,
                                                                                                 Pierce,
                                                                                                 Fenner &
                                                                                                 Smith
                                                                                                 Incorporated,
                                                                                                 Morgan
                                                                                                 Stanley &
                                                                                                 Co.
                                                                                                 Incorporated,
                                                                                                 J.P. Morgan
                                                                                                 Securities
                                                                                                 Inc., Wells
                                                                                                 Fargo
                                                                                                 Securities,
                                                                                                 LLC, William
                                                                                                 Blair &
                                                                                                 Company,
                                                                                                 L.L.C.,
                                                                                                 Keefe,
                                                                                                 Bruyette &
                                                                                                 Woods, Inc.,
                                                                                                 Fox-Pitt
                                                                                                 Kelton
                                                                                                 Cochran
                                                                                                 Caronia
                                                                                                 Waller (USA)
                                                                                                 LLC
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